December 30, 1999

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Gentlemen:

We have  read  Item 4 of Form  8-K,  dated  December  30,  1999,  of  Cumberland
Technologies, Inc. (File No. 0-19727) and are in agreement with the statements contained in the second and third sentences of the paragraph on page 1 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.



                                    By:  /s/:  GIUNTA, FERLITA & WALSH, P.A.
                                    ------------------------------------------

Copy to Cumberland Technologies, Inc.